UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 13, 2015 (August 12, 2015)

EMDEON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34435	20-5799664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of Principal Executive Offices)	(Zip Code)

(615) 932-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

1. Indenture and Senior Notes due 2021

On August 12, 2015, Emdeon Inc. (“Emdeon”), the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association (the “Trustee”) executed an indenture (the “Initial Indenture”) pursuant to which Emdeon’s 6.00% Senior Notes due 2021 (the “Notes”) were issued. On August 12, 2015, Altegra Health, Inc., Altegra Health Operating Company, Altegra Health Operating Company – Puerto Rico, LLC and Altegra Health Connections, LLC (the “Altegra Guarantors”) and the Trustee executed a supplemental indenture (the “First Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”), pursuant to which the Altegra Guarantors guaranteed the Notes on an unsecured senior basis. The Notes bear interest at a rate of 6.00% per annum and interest is payable in arrears on April 15th and October 15th of each year, commencing on April 15, 2016. The Notes mature on February 15, 2021.

Emdeon may redeem the Notes, in whole or in part, at any time on or after August 15, 2017 at the applicable redemption price, plus accrued and unpaid interest. At any time prior to August 15, 2017, Emdeon may, at its option and on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 100% of the aggregate principal amount, plus a premium, plus accrued and unpaid interest with the net cash proceeds of certain equity offerings. At any time prior to August 15, 2017, Emdeon may redeem the Notes, in whole or in part, at its option and on one or more occasions, at a redemption price equal to 100% of the principal amount plus a “make-whole premium” and accrued and unpaid interest. If Emdeon experiences specific kinds of changes in control, it must offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

The Notes are senior unsecured obligations and rank equally in right of payment with all of Emdeon’s existing and future indebtedness and senior in right of payment to all of Emdeon’s existing and future subordinated indebtedness. Emdeon’s obligations under the Notes are guaranteed on a senior basis by all of Emdeon’s existing and subsequently acquired or organized wholly-owned U.S. restricted subsidiaries that guarantee Emdeon’s senior secured term loan credit facility (as amended, the “Term Loan Facility”), senior secured revolving credit facility (the “Revolving Facility”; and collectively with the Term Loan Facility, the “Senior Credit Facilities”) or Emdeon’s other indebtedness or indebtedness of any Guarantor or Altegra Guarantor. The Notes and the related guarantees are effectively subordinated to Emdeon’s existing and future secured obligations and that of the Guarantors and Altegra Guarantors to the extent of the value of the collateral securing such obligations, and are structurally subordinated to all existing and future indebtedness and other liabilities of any of Emdeon’s subsidiaries that do not guarantee the Notes.

The Indenture contains customary covenants that, among other things, limit Emdeon’s ability and the ability of its restricted subsidiaries to:

•	pay dividends on Emdeon’s capital stock or redeem, repurchase or retire Emdeon’s capital stock, subject to customary covenants, including compliance with a fixed charge coverage ratio and subject to limitation based on net income generated during the term of the indentures;

•	incur additional indebtedness or issue certain capital stock;

•	incur certain liens;

•	make investments, loans, advances and acquisitions;

•	consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries;

•	prepay subordinated debt;

•	engage in certain transactions with affiliates; and

•	enter into agreements restricting the restricted subsidiaries’ ability to pay dividends.

The Indenture also contains certain customary affirmative covenants and events of default.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Initial Indenture and First Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

2. Amendment No. 4 to Senior Credit Facilities

On August 12, 2015, Emdeon entered into Amendment No. 4 (“Amendment No. 4”) to the Credit Agreement, dated as of November 2, 2011, as amended on April 24, 2012, April 25, 2013 and December 12, 2014, among Emdeon, the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent, and each lender party, guarantor and agent thereto, to add additional Term B-2 Loans in an aggregate principal amount of $395.0 million (the “New Term Loans”) on the same terms as the existing Term B-2 Loans.

The proceeds of the New Term Loans were used to pay fees and expenses incurred by Emdeon in connection with Amendment No. 4 and for working capital and general corporate purposes, including the acquisition of Altegra Health, Inc., a Delaware corporation (“Altegra”), on August 12, 2014.

Emdeon may voluntarily prepay outstanding New Term Loans, without premium or penalty, other than customary “breakage” costs with respect to Eurodollar loans.

The foregoing description of Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 12, 2015, Emdeon completed its previously announced acquisition of Altegra pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 3, 2015, by and among MediFAX-EDI, LLC a Tennessee limited liability company and wholly-owned subsidiary of Emdeon (“MediFAX”), Alto Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MediFAX (“Merger Sub”), Altegra and Parthenon Investors III, L.P., a Delaware limited partnership, solely in its capacity as the Stockholders’ Representative. Pursuant to the Merger Agreement, Merger Sub merged with and into Altegra (the “Merger”), with Altegra continuing as the surviving corporation and a wholly-owned subsidiary of MediFAX.

At the effective time of the Merger, pursuant to the terms of the Merger Agreement, each issued and outstanding share of common stock of Altegra (the “Altegra Common Stock”) ceased to exist and was converted into the right to receive the per-share portion of the consideration in the Merger. Each issued and outstanding option for Altegra Common Stock was terminated and each option holder was generally entitled to receive the per-share portion of the consideration in the Merger for each such option held less the exercise price per share underlying such option. The purchase price paid by Emdeon and its affiliates in connection with the Merger was approximately $910.0 million (the “Purchase Price”), subject to post-closing adjustments based on working capital, cash acquired, indebtedness and transaction expenses as of the closing date of the Merger. Emdeon funded the Purchase Price by borrowings under the New Term Loans (described in Item 1.01 above), the proceeds from the issuance of the Notes (described in Item 1.01 above), the proceeds of an equity contribution from certain of Emdeon’s sponsors and available cash on hand (including proceeds of revolving loans under the Senior Credit Facilities).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Emdeon’s Current Report on Form 8-K filed on July 9, 2015, which is incorporated herein by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 13, 2015, Emdeon issued a press release announcing the completion of its acquisition of Altegra. A copy of Emdeon’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by Emdeon under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements required by this Item are not being filed herewith and will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by this Item is not being filed herewith and will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 3, 2015, by and among MediFAX-EDI, LLC, Alto Merger Sub Inc., Altegra Health, Inc. and Parthenon Investors III, L.P., solely in its capacity as the Stockholders’ Representative (included as Exhibit 2.1 to Emdeon’s Current Report on Form 8-K (File No. 1-34435), filed July 9, 2015, and incorporated herein by reference).

4.1	Indenture, dated August 12, 2015, among Emdeon Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of August 12, 2015, among Altegra Health, Inc., Altegra Health Operating Company, Altegra Health Operating Company – Puerto Rico, LLC, Altegra Health Connections, LLC and Wilmington Trust, National Association, as trustee.

10.1	Amendment No. 4 to the Credit Agreement, dated as of August 12, 2015, among Emdeon Inc., the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent thereunder, and the lenders, guarantors and agents party thereto.

99.1	Press Release dated August 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.

Date: August 13, 2015	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 3, 2015, by and among MediFAX-EDI, LLC, Alto Merger Sub Inc., Altegra Health, Inc. and Parthenon Investors III, L.P., solely in its capacity as the Stockholders’ Representative (included as Exhibit 2.1 to Emdeon’s Current Report on Form 8-K (File No. 1-34435), filed July 9, 2015, and incorporated herein by reference).

4.1	Indenture, dated August 12, 2015, among Emdeon Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of August 12, 2015, among Altegra Health, Inc., Altegra Health Operating Company, Altegra Health Operating Company – Puerto Rico, LLC, Altegra Health Connections, LLC and Wilmington Trust, National Association, as trustee.

10.1	Amendment No. 4 to the Credit Agreement, dated as of August 12, 2015, among Emdeon Inc., the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent thereunder, and the lenders, guarantors and agents party thereto.

99.1	Press Release dated August 13, 2015.